UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): February 28, 2012

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)     Compensatory Arrangements of Certain Officers.

On February 28, 2012, upon the recommendation of the Executive Compensation and Human Resources Committee (the Compensation Committee), the Board of Directors of Boston Scientific Corporation (the Company) approved an amendment and restatement of our 2012 Performance Incentive Plan (as renamed, the 2012 Annual Bonus Plan) effective for the performance period January 1, 2012 through December 31, 2012.

The changes to the 2012 Annual Bonus Plan implemented by the amendment include, among others, the following:

•
there will be a single bonus pool (the Total Annual Bonus) that will be based on the Company's performance measured against achievement of corporate-level performance metric goals for adjusted earnings per share and global sales on a constant currency basis (Global sales) rather than based on each participating unit's (as defined below) performance measured against achievement of that unit's performance metric goals. The Total Annual Bonus will be in lieu of separate bonus pools for corporate, global operations and each participating business, regional and country unit (each, a participating unit);

•
the Total Annual Bonus Pool (i) will, for 2012, be capped at 95% of the aggregate annual bonus pool target (the Aggregate Annual Target) in the event that the performance for Global sales is below 95% of our approved performance goal for that metric; and (ii) will have a ceiling of 150% and a floor of 50% of the Aggregate Annual Target, with retained ability of our Board to terminate, suspend or modify the plan and to reduce the Total Annual Bonus based on the Company's performance relative to our quality objectives and performance of our quality systems;

•
the Total Annual Bonus will be allocated among all of the participating units based on each participating unit's overall and relative performance measured against its achievement of that unit's predetermined “Scorecard” performance metrics and goals and taking into consideration, as appropriate, other factors; such allocation will be a percentage of the annual bonus pool target for each participating unit (representing the total target annual bonuses of all eligible employees for the year within that unit) (each such allocated amount, an Assigned Bonus Pool); and

•
the Assigned Bonus Pool for each participating unit will then be allocated among all managers of plan participants within that participating unit. Such managers will then evaluate the performance of the participants under their management and determine, for each participant, the percentage (between 0% and 200%) of the participant's target annual bonus that will be used to determine the participant's bonus award.

A copy of the 2012 Annual Bonus Plan, as amended and restated, is filed as Exhibit 10.1 hereto and incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the 2012 Annual Bonus Plan.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits (# compensatory plans or arrangements)

Exhibit No.    Description

10.1	Boston Scientific Corporation 2012 Annual Bonus Plan, as amended and restated, effective as of January 1, 2012#

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2012	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President, Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Boston Scientific Corporation 2012 Annual Bonus Plan, as amended and restated, effective as of January 1, 2012